SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2004

CARRAMERICA REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11706	52-1796339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1850 K Street, NW, Suite 500 Washington, DC	20006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(202) 729-1700

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

Material U.S. Federal Income Tax Considerations

As part of an ongoing desire to provide information about us in a manner that is easier to update on a regular basis, we are filing with this report as Exhibit 99.1 a description of the material U.S. federal income tax consequences relating to the taxation of us as a real estate investment trust and the ownership and sale of our securities. Exhibit 99.1 to this Current Report on Form 8-K replaces and supersedes prior descriptions of the federal income tax treatment of us and our stockholders to the extent that they are inconsistent with the description contained in this Current Report on Form 8-K and is incorporated herein by reference.

Rating Agency Action

On March 16, 2004, Moody’s Investors Service confirmed its Baa2 rating for our senior unsecured debt and revised the rating outlook from negative to stable.

Item 7. Financial Statements and Exhibits

The following exhibit is filed as part of this report:

99.1	Description of material U.S. federal income tax consequences relating to the taxation of CarrAmerica Realty Corporation as a real estate investment trust and the ownership and disposition of CarrAmerica Realty Corporation’s common stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRAMERICA REALTY CORPORATION

Date: March 18, 2004	By:	/s/ Kurt A. Heister
Kurt A. Heister Senior Vice President and Controller

EXHIBIT INDEX

Exhibit	Document
99.1	Description of material U.S. federal income tax consequences relating to the taxation of CarrAmerica Realty Corporation as a real estate investment trust and the ownership and disposition of CarrAmerica Realty Corporation’s common stock